Exhibit 99

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On October 7, 2019, International Seaways, Inc. (the “Company” or “INSW”) sold its 49.9% interest in its joint venture with Qatar Gas Transport Company Ltd. (Nakilat) (“Nakilat”) which owns four liquefied natural gas carriers to Nakilat for $123 million in cash (the “Transaction”).

Basis of preparation

The unaudited pro forma condensed consolidated financial statements of the Company as set forth below are comprised of our unaudited pro forma condensed consolidated balance sheet as of June 30, 2019 and our unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2018 and the six months ended June 30, 2019. The unaudited pro forma condensed consolidated financial statements of the Company have been derived from our historical audited consolidated financial statements for the year ended December 31, 2018, and our historical unaudited condensed consolidated financial statements for the six months ended June 30, 2019 and have been prepared in accordance with Article 11 of Regulation S-X. Such unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the audited consolidated financial statements and accompanying notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2018 included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, (ii) the unaudited condensed consolidated financial statements and accompanying notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the six months ended June 30, 2019 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 and (iii) the risk factors outlined in detail under the caption “Risk Factors” within each of the Reports described above.

The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2019 and for the year ended December 31, 2018, reflect the Company’s results as if the Transaction had occurred on January 1, 2018. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2019 gives effect to the Transaction as if it occurred on June 30, 2019.

The unaudited pro forma condensed consolidated financial statements are subject to the assumptions and adjustments described in the accompanying notes. The pro forma adjustments are based on available information and assumptions that the Company’s management believes are reasonable, that reflect the impacts of adjustments directly attributable to the Transaction that are factually supportable, and for purposes of the statements of operations, are expected to have a continuing impact on the Company. The unaudited pro forma condensed consolidated statements of operations do not give effect to items of expense that, although directly attributable to the Transaction, will not have a continuing impact on the statement of operations.

The unaudited pro forma condensed consolidated financial statements are provided for illustrative and information purposes only and are not intended to represent or necessarily be indicative of the Company’s results of operations or financial condition had the Transaction been completed on the dates indicated, nor do they purport to project our results of operations or financial condition for any future period or as of any future date.

INTERNATIONAL SEAWAYS, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2019
DOLLARS IN THOUSANDS
(UNAUDITED)

	INSW Historical	Investment in LNG JV (a)	Pro Forma Adjustments for LNG Sale	Pro Forma INSW Continuing Operations
ASSETS
Current Assets:
Cash and cash equivalents	$91,662	$36	$-	$91,698
Voyage receivables, including unbilled	74,460	-	-	74,460
Other receivables	5,576	-	-	5,576
Inventories	4,110	-	-	4,110
Prepaid expenses and other current assets	6,916	-	-	6,916
Current portion of derivative asset	30	-	-	30
Total Current Assets	182,754	36	-	182,790
Restricted cash	58,630	122,790	-	181,420
Vessels and other property, less accumulated depreciation	1,291,862	-	-	1,291,862
Vessel held for sale	6,754	-	-	6,754
Deferred drydock expenditures, net	23,382	-	-	23,382
Operating lease right-of-use assets	33,216	-	-	33,216
Investments in and advances to affiliated companies	265,959	(116,203)	-	149,756
Long-term derivative asset	26	-	-	26
Other assets	2,626	-	-	2,626
Total Assets	$1,865,209	$6,623	$-	$1,871,832

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$34,427	$36	$-	$34,463
Current portion of operating lease liabilities	11,481	-	-	11,481
Current installments of long-term debt	57,680	-	-	57,680
Current portion of derivative liability	1,912	-	-	1,912
Total Current Liabilities	105,500	36	-	105,536
Long-term operating lease liabilities	19,030	-	-	19,030
Long-term debt	736,826	-	-	736,826
Long-term derivative liability	6,386	-	-	6,386
Other liabilities	2,129	-	-	2,129
Total Liabilities	869,871	36	-	869,907

Commitments and contingencies

Equity:
Capital	1,310,731	-	-	1,310,731
Accumulated deficit	(275,111)	(14,847)	-	(289,958)
	1,035,620	(14,847)	-	1,020,773
Accumulated other comprehensive loss	(40,282)	21,434	-	(18,848)
Total Equity	995,338	6,587	-	1,001,925
Total Liabilities and Equity	$1,865,209	$6,623	$-	$1,871,832

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

INTERNATIONAL SEAWAYS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2019
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS
(UNAUDITED)

	INSW Historical	Investment in LNG JV (a)	Pro Forma Adjustments for LNG Sale		Pro Forma INSW Continuing Operations
Shipping Revenues:
Pool revenues, including revenues from companies accounted for by the equity method	$112,350	$-	$-		$112,350
Time and bareboat charter revenues	12,061	-	-		12,061
Voyage charter revenues	46,473	-	-		46,473
	170,884	-	-		170,884

Operating Expenses:
Voyage expenses	14,368	-	-		14,368
Vessel expenses	61,284	-	-		61,284
Charter hire expenses	30,218	-	-		30,218
Depreciation and amortization	37,747	-	-		37,747
General and administrative	13,070	-	-		13,070
Provision for credit losses	1,277	-	-		1,277
Third-party debt modification fees	30	-	-		30
Loss/(gain) on disposal of vessels and other property, net of impairments	1,500	-			1,500
Total operating expenses	159,494	-	-		159,494
(Loss)/income from vessel operations	11,390	-	-		11,390
Equity in income of affiliated companies	16,085	(6,712)	-		9,373
Operating income/(loss)	27,475	(6,712)	-		20,763
Other income/(expense)	1,875	-	1,408	(c)	3,283
Income before interest expense and income taxes	29,350	(6,712)	1,408		24,046
Interest expense	(34,976)	-	122	(b)	(34,854)
Loss before income taxes	(5,626)	(6,712)	1,530		(10,808)
Income tax provision	-	-	-		-
Net Loss	$(5,626)	(6,712)	$1,530		$(10,808)

Weighted Average Number of Common Shares Outstanding:
Basic	29,200,897				29,200,897
Diluted	29,200,897				29,200,897

Per Share Amounts:
Basic and diluted net loss per share	$(0.19)				$(0.37)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

INTERNATIONAL SEAWAYS, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS
(UNAUDITED)

	INSW Historical	Investment in LNG JV (a)	Pro Forma Adjustments for LNG Sale		Pro Forma INSW Continuing Operations
Shipping Revenues:
Pool revenues, including revenues from companies accounted for by the equity method	$177,206	$-	$-		$177,206
Time and bareboat charter revenues	25,961	-	-		25,961
Voyage charter revenues	67,194	-	-		67,194
	270,361	-	-		270,361

Operating Expenses:
Voyage expenses	27,261	-	-		27,261
Vessel expenses	135,003	-	-		135,003
Charter hire expenses	44,910	-	-		44,910
Depreciation and amortization	72,428	-	-		72,428
General and administrative	24,304	-	-		24,304
Third-party debt modification fees	1,306	-	-		1,306
Separation and transition costs	-	-	-		-
Loss on disposal of vessels and other property, including impairments	19,680	-	-		19,680
Total Operating Expenses	324,892	-	-		324,892
(Loss)/income from vessel operations	(54,531)	-	-		(54,531)
Equity in income of affiliated companies	29,432	(9,850)			19,582
Operating (loss)/income	(25,099)	(9,850)	-		(34,949)
Other expense	(3,715)	-	2,188	(c)	(1,527)
(Loss)/income before interest expense, reorganization items and income taxes	(28,814)	(9,850)	2,188		(36,476)
Interest expense	(60,231)	-	235	(b)	(59,996)
Loss before reorganization items and income taxes	(89,045)	(9,850)	2,423		(96,472)
Reorganization items, net	-	-	-		-
Loss before income taxes	(89,045)	(9,850)	2,423		(96,472)
Income tax benefit/(provision)	105	-	-		105
Net Loss	$(88,940)	(9,850)	$2,423		$(96,367)

Weighted Average Number of Common Shares Outstanding:
Basic	29,136,634				29,136,634
Diluted	29,136,634				29,136,634

Per Share Amounts:
Basic and diluted net loss per share	$(3.05)				$(3.31)

See accompanying notes to the unaudited pro forma condensed consolidated financial statements

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(a)
Represents the elimination of the Company’s investment in its joint venture with Nakilat, which had been accounted for as an equity method investment, and its associated interest in the income and other comprehensive loss generated by such joint venture. Upon the sale, the Company’s share of the unrealized losses associated with interest rate swaps held by the joint venture were reclassified to earnings and are reflected as an increase in the “Accumulated deficit” line item in the unaudited pro forma condensed consolidated balance sheet as of June 30, 2019. The investment was sold for net cash proceeds of $122,826, which would have resulted in a gain on sale being recorded by the Company had the Transaction taken place on either January 1, 2018 or June 30, 2019. The Company’s debt agreements restrict the use of such cash proceeds from asset sales and thus the net cash proceeds less $36 of direct transaction costs incurred by the Company are reflected in the “Restricted cash” line item in the unaudited pro forma condensed consolidated balance sheet as of June 30, 2019. The direct transaction costs are reflected as an increase to the “Accounts payable, accrued expenses and other current liabilities” line item in the unaudited pro forma condensed consolidated balance sheet as of June 30, 2019.

(b)
Represents adjustments to exclude contractual fees that the Company paid to Nakilat and Overseas Shipholding Group, Inc. (“OSG”) in association with performance guarantees provided by each of Nakilat and OSG in favor of the charterer of the joint venture’s vessels. Such OSG guarantees and the Company’s obligation to pay fees in connection with such OSG and Nakilat guarantees as well as performance guarantees provided by the Company were all terminated on the date of the Transaction.

(c)
Represents adjustments to include estimated interest income that could have been earned on the cash proceeds received as a part of the Transaction, as the Company has various alternatives as to how it will employ the cash, but at a minimum it would have invested the net cash proceeds in money market accounts in accordance with the terms of the Company’s debt agreements. In arriving at the estimated interest income, average interest rates of 1.78% for the year ended December 31, 2018 and 2.29% for the six months ended June 30, 2019 were used.